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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47019) of Baxter International Inc. of our report dated June 25, 1999 relating to the financial statements of the Baxter International Inc. and Subsidiaries Incentive Investment Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP


Chicago, Illinois
June 29, 1999